Millennium Investment & Acquisition Company, Inc.

Announces Updated Valuation of $11.6 million for

Investment in SMG Global and updated Investor Presentation

Improved SMC Global financial performance leads to increased valuation as it progresses towards potential Initial Public Offering

Updated Investor Presentation Indicates Discount to Valuation of 61%

New York, NY— August 22, 2017, Millennium Investment and Acquisition Co. Inc. (OTC: MILC), today provided a corporate update on its investment in SMC Global and announces that it has updated its investor presentation which is available on its website (www.millinvestment.com).

SMC Global

SMC Global Securities Ltd. (“SMC Global”) is a financial services firm headquartered in New Delhi. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative arbitrage and trading, on-line trading services, investment banking, custodial services, clearing services, distribution of mutual funds, IPOs and insurance products, and wealth management services. SMC Global has a significant platform across India covering over 500 cities with more than 1.6 million individual clients, a network of over 2,400 sub-brokers. MILC believes SMC Global represents an attractive platform in the rapidly modernizing India economy.

As previously disclosed, MILC has entered into a Right to Sell Agreement (the “Right to Sell”) with the “promoter group” (management) of SMC Global pursuant to which MILC will have a right to sell 100,000 shares of SMC Global back to the “promoter group” of SMC Global on the first day of each month commencing with April 1, 2016 continuing until SMC Global completes a qualified public offering and listing on either a primary stock exchange in India or the Unites States. The purchase price will be the Fair Market Value of the stock at the time of the transaction. There can be no assurance the “promoter group” will comply with their obligations related to the Right to Sell Agreement.

To date, pursuant to the Right to Sell, MILC has sold 1.7 million shares for total proceeds of $2.1 million, which translates to an average price of $1.24 per SMC Global share. This translates to cash generated of approximately $124,000 per month on average. In addition, MILC’s tax basis is $2.94 per Global share. As such, MILC is establishing a Net Operating Loss which has potential value related to future tax exposure. For example, if MILC were to liquidate its entire remaining position at the average price it has sold stock to date, it would establish an NOL of approximately $20 million.

MILC currently owns 11,904,690 shares of SMC Global. Effective June 30, 2017, MILC today announces it has established a value of $0.98 per SMC Global share which translates to a total value of its SMC Global holding of $11.6 million. The value represents a private value/liquidity discount to the average sales price of $1.24 per SMC Global share that has been paid pursuant to the Right to Sell which would value MILC’s position at approximately $15 million. MILC believes that the discount is warranted based on a private company liquidity discount and the fact that there can be no assurance as to the continued performance and pricing for the sale of stock pursuant to the Right to Sell or the ability to sell MILC’s entire remaining position and at what price. Having said that, MILC acknowledges that its valuation may prove conservative since the management of SMC Global is purchasing the shares at what it believes to be “Fair Market Value” and they hope that it will complete a public offering at an even higher valuation in the near future.

In arriving at the valuation of SMC Global, MILC focused on two primary valuation metrics (Trailing PE multiple and Price to Book Value ratio) of a peer group of India based financial services companies as provided to MILC by SMC Global. The following is a summary of the information regarding the peer group:

	P/BV (x)		TTM P/E (x)		Mcap (INRs Mn)
Company Name	FY16	FY17
Edelweiss Fin	4.7	4.1	21.5	x	174,876
Motilal Oswal	11.2	9.1	-		161,460
IIFL Holdings	5.6	4.3	18.5	x	190,233
Geojit Fin. Services	5.1	4.9	25	x	25,171
Emkay Global	3.2	2.9	16	x	3,971

	Average	5.1	20.25

The following is a summary of historical annual performance of SMG Global:

	FY Ended
	3/31/2013	3/31/2014	3/31/2015	3/31/2016	3/31/2017

Revenue	53,635	50,372	61,240	61,136	75,551
Expenses	50,096	46,468	52,940	55,322	68,486
Net Income	3,539	3,921	8,300	5,814	7,065

Revenue Growth		-6%	22%	0%	24%
Net Income Growth		11%	112%	-30%	22%

MILC has established a trailing PE multiple of 18x and 2x book value as appropriate valuations metrics and has established a weighting of 80% PE and 20% P/BV. The following summarizes the methodology for establishing the valuation of MILC’s holdings in SMC Global:

Valuation Based on Multiple of Net Income
TTM Net Income	7,065,000
Valuation Multiple	18.00
SMC Global Valuation	127,170,000

Valuation Based on Book Value
Assets	242,658,000
Liabilities	151,375,000
Book Value	91,283,000
Book Value Valuation Multiple	2.00
SMC Global Valuation	182,566,000

Weighting of Valuation
Valuation Based on Multiple of Net Income	80%
Valuation Based on Book Value	20%
Valuation	138,249,200
SMC Shares Outstanding	113,134,450
Valuation per SMCG Share	1.22

MIAC Valuation
Shares Held by MILC	11,904,690
MIAC % Ownership	10.5%
Liquidity Discount	20%
Valuation of MILC Position	11,637,933
Value per SMCG Share	0.98
Value per MILC Share	1.06

SMC Global has notified MILC that it is pursuing an initial public offering (“IPO”) and listing in the United States. There can be no assurance as to when or if such an offering will be completed as well as what the ultimate price per share will be if the IPO occurs.

Updated Investor Presentation and NAV Calculation

MILC announces today that it has updated its investor presentation on its website (www.millinvestment.com). As part of this, MILC has updated its estimate of its Net Asset Value (NAV) to $2.81 per share which is summarized below:

	Estimated	Value per
	Asset Value	MILC Share
	(Unaudited)	(Unaudited)

Cash	2,600,000	0.24
MHC (a)	16,600,000	1.51
SMC (b)	11,600,000	1.06
Short term solar construction loan	460,000	0.04
Other Current Assets	65,000	0.01
Current Liabilities	(545,000)	(0.05)

Net Asset Value (NAV)	30,780,000.00	2.81

Equity Market Capitalization (8/21/17)	12,055,795.40	1.10

Discount to NAV	60.8%

MILC Shares Outstanding	10,959,814

Notes
(a) Valuation is based on third party appraisal as of acquisition ($13.9 million) plus capital expenditures to date.

(b) SMC valuation is based on MILC's estimate of value for SMC. SMC's valuation for MILC's position is $15 million which would add approximately $4.3 million to NAV which is $0.31 per share. There can be no assurance as to if and when an IPO of SMC shall occur.

About Millennium Investment & Acquisition Company Inc.

Millennium Investment and Acquisition Co. Inc. (“MILC”), formerly Millennium India Acquisition Co., is an internally managed, non-diversified, closed-end investment company. MILC currently holds a minority interest in SMC Global, an Indian financial services company, consistent with MILC’s past investment strategy focusing on Indian investments. MILC now principally focuses on new investments in alternative energy. Consistent with this new strategy, MILC now owns an Activated Carbon plant in Hawaii and is actively seeking to expand its portfolio.

MILC essentially owns two assets (in addition to cash available for investment):

1)	10.5% of SMC Global – an India based financial services company

2)	Millennium Carbon which owns an Activated Carbon plant located in Hawaii that produces a premium grade Activated Carbon for use in advanced energy storage.

Investors in MILC can gain financial exposure to India and Alternative Energy which are both attractive sectors for asset allocation.

www.millinvestment.com

About SMC Global

SMC Global Securities Ltd. (“SMC Global”) is a financial services firm headquartered in New Delhi. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative arbitrage and trading, on-line trading services, investment banking, custodial services, clearing services, distribution of mutual funds, IPOs and insurance products, and wealth management services. SMC Global has a significant platform across India covering over 500 cities with more than 1.6 million individual clients, a network of over 2,400 sub-brokers. MILC believes SMC Global represents an attractive platform in the rapidly modernizing India economy.

www.smcindiaonline.com

http://www.smctradeonline.com

About Millennium Carbon

Millennium Carbon is a manufacturer of premium Activated Carbon that is attractive for energy storage. Millennium Carbon processes macadamia nutshell feedstock to produce Activated Carbon through a two-stage pyrolysis and steam activation facility located in Kawaihae on Hawaii Island. The plant can process upwards of 12,000 tons of macadamia nutshells per year.

Activated Carbon is a highly porous substance that confers benefits in various industrial and consumer applications including in filtration, emissions, and pollution remediation. Millennium Carbon’s premium grade Activated Carbon has unique properties that make it particularly attractive for the manufacture of Ultracapacitors, an advanced energy storage device with significant benefits relative to conventional batteries.

www.millcarbon.com

Cautionary Statement about Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

Contact:

David H. Lesser, CEO

+1 (212) 750-0371

dl@millinvestment.com

Investor Relations

PCG Advisory Group

Kirin Smith, COO

ksmith@pcgadvisory.com

646.863.6519

www.pcgadvisory.com